EXHIBIT 11
                                TSI Incorporated
                       Computation of Per Share Earnings


                                       Three Months Ended             Nine Months Ended
                                          December 31                    December 31
                                          -----------                    -----------

                                      1997           1996            1997           1996
                                   -----------    -----------    -----------    -----------
PRIMARY
Average shares outstanding          11,659,613     11,276,305     11,587,909     11,245,038

Net effect of dilutive stock
options, based on the treasury
stock method using average
market price                           266,196        437,497        280,597        445,753
                                   -----------    -----------    -----------    -----------

Total                               11,925,809     11,713,802     11,868,506     11,690,791
                                   ===========    ===========    ===========    ===========

Net earnings                       $ 1,678,015    $ 2,193,098    $ 4,930,886    $ 5,675,344
                                   ===========    ===========    ===========    ===========

Primary per share amounts          $       .14    $       .19    $       .42    $       .49
                                   ===========    ===========    ===========    ===========


FULLY DILUTED
Average shares                      11,659,613     11,276,305     11,587,909     11,245,038

Net effect of dilutive stock
options, based on the treasury
stock method using the
period-end market price, if
higher than the average market
price                                  267,595        491,403        293,858        516,387
                                   -----------    -----------    -----------    -----------

Total                               11,927,208     11,767,708     11,881,767     11,761,425
                                   ===========    ===========    ===========    ===========

Net earnings                       $ 1,678,015    $ 2,193,098    $ 4,930,886    $ 5,675,344
                                   ===========    ===========    ===========    ===========

Fully diluted per share amounts    $       .14    $       .19    $       .41    $       .49
                                   ===========    ===========    ===========    ===========
